                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT
                                                  ----------------------

THIS  AGREEMENT  is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the
"Investment Manager") and Neuberger Berman Management Inc. (the "Sub-Adviser").

                                                    W I T N E S S E T H
                                                    - - - - - - - - - -

WHEREAS,  American Skandia Advisor Funds, Inc. (the "Company") is a Maryland corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company  under the  Investment  Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the  "Directors") has engaged the Investment  Manager to act as investment manager for the ASAF Neuberger  Berman Mid-Cap  Growth Fund (the "Fund"),  one series of the Company,  under the terms of a management agreement, dated May 1, 2003, with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Directors have approved the engagement of the Sub-Adviser,  to provide investment advice and other investment  services for the Fund set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser will formulate and implement a continuous  investment  program for the Fund
         --------------------
conforming to the investment  objective,  investment  policies and  restrictions of the Fund as set forth in the Prospectus and  Statement  of  Additional  Information  of the Company as in effect  from time to time  (together,  the  "Registration
Statement"),  the  Articles  of  Incorporation  and  By-laws  of the  Company,  and  any  investment  guidelines  or  other instructions  received by the  Sub-Adviser in writing from the Investment  Manager from time to time. Any amendments to the foregoing  documents  will not be  deemed  effective  with  respect  to the  Sub-Adviser  until the  Sub-Adviser's  receipt thereof.  The  appropriate  officers and  employees  of the  Sub-Adviser  will be available to consult with the  Investment
Manager,  the Company and the Directors at  reasonable  times and upon  reasonable  notice  concerning  the business of the
Fund,  including  valuations of securities which are not registered for public sale, not traded on any securities market or otherwise  may be  deemed  illiquid  for  purposes  of the ICA;  provided  it is  understood  that the  Sub-Adviser  is not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the  Directors,  the  Sub-Adviser  in its  discretion  will  determine  which  issuers  and  securities  will be purchased,  held, sold or exchanged by the Fund or otherwise  represented in the Fund's  investment  portfolio from time to time and,  subject to the provisions of paragraph 3 of this  Agreement,  will open accounts and place orders with, and give instructions  to  brokers,  dealers  and  others for all such  transactions  and cause such  transactions  to be  executed.
Custody of the Fund will be maintained by a custodian  bank (the  "Custodian")  and the  Investment  Manager will authorize the Custodian to honor orders and  instructions  by employees of the  Sub-Adviser  designated by the  Sub-Adviser to settle transactions  in respect of the Fund. No assets may be withdrawn  from the Fund other than for  settlement of  transactions on behalf of the Fund except  upon the written  authorization  of  appropriate  officers of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment  Manager,  the Fund or the Fund's  shareholders the information  required to be provided  by the  Sub-Adviser  hereunder.  Any  records  maintained  hereunder  shall  be the  property  of  the  Fund  and surrendered promptly upon request.

         In furnishing the services under this Agreement,  the Sub-Adviser will use its best efforts to comply with and use its best  efforts  to enable  the Fund to  conform to the  requirements  of:  (i) the ICA and the  regulations  promulgated thereunder;  (ii) Sections  851(b)(2) and (3) of the Internal  Revenue Code,  applicable to the Fund,  and the  regulations promulgated  thereunder;  (iii) other applicable provisions of state or federal law; (iv) the Articles of Incorporation and
By-laws of the  Company;  (v)  policies  and  determinations  of the Company  and the  Investment  Manager  provided to the
Sub-Adviser in writing;  (vi) the fundamental and non-fundamental  investment  policies and restrictions  applicable to the
Fund, as set out in the Registration  Statement of the Company in effect,  or as such investment  policies and restrictions from time to time may be amended by the Fund's  shareholders  or the  Directors  and  communicated  to the  Sub-Adviser  in writing;  (vii) the  Registration  Statement,  as amended from time to time provided that such  amendments are furnished to the Sub-Adviser;  and (viii) investment  guidelines or other instructions  received in writing from the Investment Manager.
Notwithstanding  the foregoing,  the Sub-Adviser  shall have no  responsibility  to monitor  compliance with limitations or restrictions  for which  information  from the  Investment  Manager  or its  authorized  agents is  required  to enable the
Sub-Adviser  to monitor  compliance  with such  limitations  or  restrictions  unless such  information  is provided to the
Sub-Adviser in writing.  The Sub-Adviser shall supervise and monitor the activities of its  representatives,  personnel and agents in connection  with the investment  program of the Fund.  The Investment  Manager  acknowledges  to the  Sub-Adviser that the Investment Manager is also responsible to the Company for monitoring  compliance with the foregoing  requirements, it being  understood  that such  acknowledgement  shall in no way diminish the  Sub-Adviser's  responsibilities  under this provision.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice  and other  services  to the Fund or to  series  or  portfolios  of the  Company  for which the
Sub-Adviser  does not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other series or portfolios;  provided,  however,  that the Investment Manager shall not engage another  sub-adviser  for the Fund without  providing at least 60 days written notice to the  Sub-Adviser.  The Sub-Advisor
and  the   Investment   Manager   understand   and  agree  that  if  the   Investment   Manager   manages  the  Fund  in  a
"manager-of-managers"  style, the Investment Manager will, among other things, (i) continually  evaluate the performance of the Sub-Advisor  through  quantitative and qualitative  analysis and consultations with the Sub-Advisor,  (ii) periodically make  recommendations  to the Company's Board as to whether the contract with one or more  sub-advisors  should be renewed, modified or terminated,  and (iii)  periodically  report to the Company's Board regarding the results of its evaluation and monitoring  functions.  The  Sub-Advisor  recognizes  that its  services  may be  terminated  or modified  pursuant to this process.

         The Sub-Advisor  acknowledges that the Investment Manager and the Company intend to rely on Rules 17a-10 and 10f-3 under the ICA, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  Sub-Advisor to the Fund or the
Company with respect to  transactions  in securities  for the Fund's  portfolio or any other  transactions  of Fund assets.
The Sub-Advisor  further  acknowledges that it shall not consult with any other sub-advisor of the Fund that is a principal underwriter or an affiliated  person of a principal  underwriter  with respect to transactions in securities for the Fund's portfolio or any other  transactions  of Fund assets,  and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the Fund's portfolio as determined by the Investment Manager.

         The Sub-Adviser  shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the
Fund. The  Sub-Adviser  shall not be responsible  for the  preparation or filing of any other reports  required of the Fund by any governmental or regulatory agency, except as expressly agreed in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment
         --------------------------------
facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Fund  Transactions.  In connection  with the investment and  reinvestment  of the assets of the Fund,
         -------------------------------
the  Sub-Adviser  is  authorized  to open  brokerage  accounts  for the  Fund  and is  responsible  for  the  selection  of broker-dealers  to execute purchase and sale  transactions  for the Fund in conformity with the policy regarding  brokerage as set  forth  in the  Registration  Statement,  or as the  Directors  may  determine  from  time to  time,  as well as the negotiation of brokerage commission rates with such executing broker-dealers.

         With respect to brokerage,  the Sub-Adviser,  in selecting  broker-dealers  and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution of the broker-dealer to the investment  performance of the Fund on a continuing basis.  Subject to such policies and procedures as the Directors may determine,  the  Sub-Adviser  shall have discretion to effect investment transactions for the Fund through broker-dealers  (including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such transactions who provide brokerage and/or research services,  as such services are defined in section 28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment  transaction  in excess of the amount of  commission  another  broker-dealer  would have  charged for effecting that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the  brokerage  or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Sub-Adviser's  overall  responsibilities with respect to the Fund and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section 3(a)(35) of the
1934 Act).  Allocation of orders placed by the  Sub-Adviser on behalf of the Fund to such  broker-dealers  shall be in such amounts and proportions as the Sub-Adviser  shall  determine in good faith in conformity  with its  responsibilities  under applicable  laws,  rules and  regulations.  The  Sub-Adviser  will submit  reports on such  allocations  to the  Investment
Manager  regularly as reasonably  requested by the  Investment  Manager,  in such form as may be mutually  agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the Sub-Adviser may also consider sales of shares in the
Fund and  recommendations  by the Investment  Manager in the selection of  broker-dealers  to effect the Fund's  investment transactions.  Notwithstanding  the above,  nothing shall require the  Sub-Adviser  to use a  broker-dealer  which provides research services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual
         --------------------------
reports,  in such form as may be mutually agreed to by the parties hereto,  concerning  transactions and performance of the
Fund, including  information required in the Registration  Statement or information necessary for the Investment Manager to review the Fund or discuss the  management  of it. The  Sub-Adviser  shall  permit the books and records  maintained  by it with respect to the Fund to be inspected and audited by the Company,  the Investment  Manager or their respective agents at all reasonable times during normal business hours upon reasonable  notice.  The Sub-Adviser shall  immediately  notify both the  Investment  Manager and the Company of any legal process served upon it in connection  with its activities  hereunder, including any legal process served upon it on behalf of the Investment  Manager,  the Fund or the Company.  The Sub-Adviser
shall  promptly  notify the  Investment  Manager  of any  changes  in any  information  regarding  the  Sub-Adviser  or the investment  program  conducted  by the  Sub-Adviser  for the  Fund as  described  in the  Registration  Statement  or which otherwise relates directly or indirectly to the  Sub-Adviser's  activities in connection with the Fund (such disclosure and information being hereinafter collectively referred to as "Sub-Adviser Information").

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed  daily at an
         ---------------------------------
annual  rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net assets of the Fund for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment  described  herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay  any  expenses  of  the  Investment  Manager,  the  Fund  or the  Company.  Except  as  otherwise specifically  provided herein, the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,
         ------------------------------------------
correct and complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as portfolio manager of the
                  Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof;

         (g)      The Registration Statement of the Company;

         (h)      The Investment Manager's most recent balance sheet; and

         (i)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (h)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (i) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true,
         ------------------------------------------------
correct and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Company assets for the Fund; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
         -----------------------
Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may designate in connection  with the
Fund. The parties also understand  that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection  with its  obligation to provide investment advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
         -------------------------------
it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b)
of the ICA.  The  Sub-Adviser  shall be  subject  to such Code of  Ethics,  and shall not be  subject  to any other Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Adviser.  The
Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the
Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated hereby, and the transactions  contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard for its
         ---------
obligations  hereunder,  the  Sub-Adviser  shall not be liable to the Company,  the Fund,  the Fund's  shareholders  or the
Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Company,  the  Fund,  the  Fund's shareholders  or the  Investment  Manager in  connection  with any service to be provided  herein.  The Federal laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Company,  the Fund or the  Investment  Manager may have under
applicable  law.  The  Sub-Adviser  and  the  Investment   Manager  further  agree  that  the  Sub-Adviser  shall  bear  no responsibilities  or obligations  for any funds of the Company other than the Fund and any other fund with respect to which it serves as  sub-adviser.  The  Investment  Manager  agrees  that the  Sub-Adviser  shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the Fund on the basis of any  information  which might,  in the
Sub-Advisor's opinion, constitute a violation of any federal or state laws, rules or regulations.

11.      Other  Activities of the Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its officers
         ------------------------------------
or employees,  and persons  affiliated  with the  Sub-Adviser or with any such officer or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for  purchase,  holding or sale for the Fund.  The  Investment  Manager  further  acknowledges  that the
Sub-Adviser  shall be in all respects free to take action with respect to investments  in securities or other  interests in property that are the same as,  similar to, or different  from those  selected for purchase,  holding or sale for the Fund.
Purchases and sales of individual  securities on behalf of the Fund or other accounts for investors or  institutions  as to which the  Sub-Adviser  exercises  investment  discretion will be made on a basis that is equitable and consistent with its fiduciary  obligations to the Fund and such other  accounts.  Nothing in this Agreement  shall impose upon the  Sub-Adviser any  obligation to purchase or sell, or recommend for purchase or sale,  for the Fund any security  which the  Sub-Adviser, its  officers,  affiliates  or  employees  may  purchase or sell for the  Sub-Adviser  or such  officer's,  affiliate's  or employee's own accounts or for the account of any other client of the Sub-Adviser, advisory or otherwise.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
         -----------------------------
hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons  under  the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such renewal.  This Agreement may be terminated  without penalty at any time by the Investment  Manager or the Sub-Adviser  upon
60 days written  notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this
Agreement,  as such term is  defined in the ICA,  subject  to such  exemptions  as may be  granted  by the  Securities  and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination  of the Management  Agreement,  provided the
Sub-Adviser has received prior written notice thereof.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the
         ------------
personnel of the Sub-Adviser with  responsibility  for making investment  decisions in relation to the Fund (the "Portfolio
Manager(s)") or who have been authorized to give  instructions to the Custodian.  The Sub-adviser  shall be responsible for reasonable  out-of-pocket costs and expenses incurred by the Investment Manager,  the Fund or the Company to supplement the
Company's  prospectus to reflect a change in Portfolio  Manager(s) or otherwise to comply with the ICA, the  Securities Act of 1933,  as amended  (the "1933  Act") or any other  applicable  statute,  law,  rule or  regulation,  as a result of such change;  provided,  however,  that the Sub-Adviser shall not be responsible for such costs and expenses where the change in
Portfolio  Manager(s)  reflects the  termination of employment of the Portfolio  Manager(s)  with the  Sub-Adviser  and its affiliates or is the result of a request by the Investment Manager.

         Any notice,  instruction or other communication required or contemplated by this Agreement shall be in writing and shall be deemed to be provided upon  receipt.  All such  communications  shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               Neuberger Berman Management, Inc.
                           605 Third Avenue
                           2nd Floor
                           New York, New York 10158-0180
                           Attention: General Counsel

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated
         ---------------
person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager (which shall not be deemed to include the  Company or the Fund) and each  person,  if any who,  within the meaning of Section 15 of the 1933
Act, controls ("controlling person") the Investment Manager,  against any and all losses, claims,  damages,  liabilities or litigation  (including  reasonable legal and other expenses),  to which the Investment Manager or such affiliated person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other  statute,  law, rule or regulation,  at common law or otherwise,  arising out of the  Sub-Adviser's  responsibilities hereunder  (1) to the  extent  of and as a  result  of the  willful  misconduct,  bad  faith,  or gross  negligence  by the
Sub-Adviser,  any of the Sub-Adviser's  employees or  representatives or any affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in
Sub-Adviser  Information  set forth in the  Registration  Statement,  including  any  amendment  thereof or any  supplement thereto,  or the omission or alleged  omission to state therein a material fact required to be stated  therein or necessary to make the statement  therein not misleading,  if such a statement or omission was made in reliance upon and in conformity with written information  furnished by the Sub-Adviser to the Investment  Manager,  the Fund, the Company or any affiliated person of the  Investment  Manager,  the Fund or the Company or upon verbal  information  confirmed by the  Sub-Adviser  in writing for the  purpose of  inclusion  in such  Registration  Statement,  or (3) to the extent of, and as a result of, the failure of the  Sub-Adviser  to execute,  or cause to be  executed,  portfolio  investment  transactions  according  to the requirements  of the ICA;  provided,  however,  that in no case is the  Sub-Adviser's  indemnity in favor of the Investment
                           --------   -------
Manager or any  affiliated  person or controlling  person of the  Investment  Manager deemed to protect such person against any  liability to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross negligence in the  performance  of its duties or by reason of its reckless  disregard of its  obligations  and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as  investment  manager of the Fund (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives or any affiliate  of or any person  acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement  or alleged untrue statement of a material fact contained in Sub-Adviser  Information set forth in the Registration  Statement, including  any  amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission  to state  therein a material  fact  required  to be stated  therein or  necessary  to make the  statement  therein  not  misleading,  if such a statement or omission was made other than in reliance  upon and in  conformity  with written  information  furnished by the
Sub-Adviser,  or any  affiliated  person  of the  Sub-Adviser  or other  than  upon  verbal  information  confirmed  by the
Sub-Adviser in writing for the purpose of inclusion in such Registration Statement;  provided,  however, that in no case is
                                                                                     --------   -------
the  Investment  Manager's  indemnity in favor of the  Sub-Adviser or any  affiliated  person or controlling  person of the
Sub-Adviser  deemed to protect such person  against any  liability  to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.  It is agreed that the Investment  Manager's  indemnification obligations under this Section 14 will extend to expenses and costs (including  reasonable  attorneys fees) incurred by the
Sub-Adviser as a result of any litigation brought by the Investment  Manager alleging the Sub-Adviser's  failure to perform its  obligations  and duties in the manner  required  under this Agreement  unless  judgment is rendered for the Investment
Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                           American Skandia Advisor Funds, Inc.
                                         ASAF Neuberger Berman Mid-Cap Growth Fund
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A
                                                         ---------

An annual rate of .40% of the average daily net assets of the Fund.